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                                                                   EXHIBIT 23.4

May 20, 1997

  PaineWebber Incorporated ("PaineWebber") hereby consents to the inclusion in the Proxy Statement/Prospectus of ONEOK Inc. ("ONEOK") and WAI, Inc. of its form of opinion and to the references made to PaineWebber in the "Summary", "The Transactions: Background and Reasons for the Transactions", "The
Transactions: Recommendation of the ONEOK, Board" and "The Transactions:
Opinion of Financial Advisor" sections of such Proxy Statement/Prospectus. In giving such consent, we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very truly yours,

                                          PAINEWEBBER INCORPORATED

                                                   /s/ Thomas C. Mulry
                                          By _________________________________
                                            Thomas C. Mulry Advisory Director